As filed with the Securities and Exchange Commission on July 16, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         INSIGNIA FINANCIAL GROUP, INC.
                       (f/k/a Insignia/ESG Holdings, Inc.)
             (Exact name of registrant as specified in its charter)



Delaware                                            56-2084290
(State or other jurisdiction of              (I.R.S. Employer Identification
incorporation or organization)               Number)


                                 200 Park Avenue
                            New York, New York 10166
               (Address of principal executive offices) (Zip Code)

            Insignia Financial Group, Inc. 1998 Stock Incentive Plan
                   (Amended and Restated as of April 8, 2002)
                            (Full title of the Plan)

                              Adam B. Gilbert, Esq.
                          General Counsel and Secretary
                         Insignia Financial Group, Inc.
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 984-8000
                      (Name, address and telephone number,
                   including area code, of agent for service)
                   ------------------------------------------
                                   Copies to:
                             Arnold S. Jacobs, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of securities to    Amount to be          Proposed maximum         Proposed maximum              Amount of
be registered             registered(1)         offering price per       aggregate offering            registration
                                                share(2)                 price(2)                      fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par         1,000,000 shares      $8.89                    $8,890,000                    $817.88
value $0.01 per share

(1) Represents additional shares that may be issued under the Insignia Financial Group, Inc. 1998 Stock Incentive Plan (Amended and Restated as of April 8, 2002) (the "Plan"). Insignia Financial Group, Inc. (the "Company" or the "Registrant") has previously filed a registration statement on Form S-8 (Registration No. 333-62731) registering 3,500,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") under the Securities Act of 1933 (the "Act") for issuance pursuant to the Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Act and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange as of July 12, 2002.

                                EXPLANATORY NOTE


The contents of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 2, 1998 (Registration No. 333-62731), relating to the registration of 3,500,000 shares of the Common Stock authorized for issuance under the Plan is incorporated by reference in its entirety herein in accordance with General Instruction E to Form S-8. This Registration Statement provides for the registration of an additional 1,000,000 shares of Common Stock authorized for issuance under the Plan.

Item 8.       Exhibits.


4.1 Insignia Financial Group, Inc. 1998 Stock Incentive Plan (Amended and Restated as of April 8, 2002)

5             Opinion of Proskauer Rose LLP

23.1          Consent of Ernst & Young LLP

23.2          Consent of Ernst & Young Auditors

23.3          Consent of Proskauer Rose LLP (included in Exhibit 5)

24.1          Power of Attorney

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 16th day of July, 2002.

                                  INSIGNIA FINANCIAL GROUP, INC.

                                  By:      /s/ Andrew L. Farkas
                                           --------------------
                                           Andrew L. Farkas
                                           Chairman and
                                           Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                   Title                                                Date
----------                   -----                                                ----
/s/ Andrew L. Farkas         Chief Executive Officer and Director              July 10, 2002
--------------------         (Principal Executive Officer)
Andrew L. Farkas

/s/ James A. Aston           Chief Financial Officer                           July 12, 2002
------------------           (Principal Financial and
James A. Aston               Accounting Officer)

                             Director                                          July __, 2002
---------------------
Robert J. Denison

                             Director                                          July __, 2002
-------------------
Robin L. Farkas

/s/ Robert G. Koen           Director                                          July 15, 2002
------------------
Robert G. Koen

/s/Stephen M. Ross           Director                                          July 12, 2002
------------------
Stephen M. Ross

                             Director                                          July __, 2002
---------------------
Stephen B. Siegel

/s/ H. Strauss Zelnick       Director                                          July 15, 2002
----------------------

                                                                       Exhibit 5

                        Letterhead of Proskauer Rose LLP


                                                   July 16, 2002

Insignia Financial Group, Inc.
200 Park Avenue
New York, New York  10166

Dear Sirs:

          We are acting as counsel to Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.), a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act") relating to the registration of 1,000,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company. The Shares are issuable by the Company pursuant to stock-based awards (the "Awards") to be granted under the Insignia Financial Group, Inc. 1998 Stock Incentive Plan (Amended and Restated as of April 8, 2002) (the "Plan").

          We have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments and certificates of public officials and of representatives of the Company, and have made such investigation of law and fact, as we have deemed appropriate for purposes of this opinion.

          Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the Plan pursuant to the Awards, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                                   Very truly yours,


/s/  Proskauer Rose LLP

                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) of Insignia Financial Group, Inc. pertaining to the registration of 1,000,000 shares of Common Stock of Insignia Financial Group, Inc. for issuance under the Insignia Financial Group, Inc. 1998 Stock Incentive Plan (Amended and Restated as of April 8, 2002) of our report dated February 8, 2002 with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

New York, New York
June 24, 2002

                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) of Insignia Financial Group, Inc. pertaining to the registration of 1,000,000 shares of Common Stock of Insignia Financial Group, Inc. for issuance under the Insignia Financial Group, Inc. 1998 Stock Incentive Plan (Amended and Restated as of April 8, 2002) of our report dated February 15, 2002, with respect to the consolidated financial statements of Insignia Bourdais Holdings (formerly Societe Financiere Bourdais) included in Form 8-K/A of Insignia Financial Group, Inc. dated March 4th 2002 filed with the Securities and Exchange Commission.

                                            /s/Ernst & Young Auditors

Paris, France
June 26, 2002

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Andrew L. Farkas and Adam B. Gilbert, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Insignia Financial Group, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Andrew L. Farkas                         /s/ Robert G. Koen
--------------------                         ------------------


--------------------                         ------------------

                                             /s/ H. Strauss Zelnick
--------------------                         ------------------

/s/ Stephen M. Ross
--------------------


Dated:  July 15, 2002